Exhibit 99.1

News Release

JLL Reports Fourth-Quarter and Full-Year 2020 Results with Record Operating Cash Flow
Strong close to year, highlighted by Capital Markets improvement, as COVID-19 impact continued
CHICAGO, February 9, 2021 — Jones Lang LaSalle Incorporated (NYSE: JLL) today reported operating performance for 2020 with fourth-quarter diluted earnings per share of $4.80 and adjusted diluted earnings per share1 of $5.29, and full-year diluted earnings per share of $7.70 and adjusted diluted earnings per share1 of $9.46.
•Fourth-quarter Consolidated revenue was $4.8 billion and fee revenue1 was $2.0 billion, decreases of 12% and 19%, respectively
◦Pandemic continued to impact transaction-based service lines; Americas Capital Markets generated notable quarterly improvement
◦Continued resilience from Property & Facility Management demonstrated strength of global platform
◦LaSalle reflected expected lower incentive fees following an exceptional 2019
•Margin performance continued to benefit from cost mitigation actions, which more than offset lower transactional revenue
•Record full-year $1.1 billion operating cash flow reflected strong cash collections and drove ability to pay down credit facility
"Our resilient 2020 performance demonstrated the diversification of the JLL global platform and our commitment to provide outstanding service to our clients," said Christian Ulbrich, JLL CEO. "With disciplined financial management, we successfully leveraged our investments to drive efficiency gains and prioritized debt reduction to fortify our strong financial position. We accomplished this while realizing the benefits of integrating HFF into our Capital Markets platform, realigning our cost structure and increasing cash return to shareholders. JLL enters 2021 poised to lead in a post-pandemic environment and generate substantial value for all stakeholders over the long term."

Summary Financial Results ($ in millions, except per share data, “LC” = local currency)	Three months ended December 31,				Year ended December 31,
	2020	2019	% Change in USD	% Change in LC	2020	2019	% Change in USD	% Change in LC

Revenue	$4,845.4	$5,400.5	(10)%	(12)%	$16,589.9	$17,983.2	(8)%	(8)%
Revenue before reimbursements	2,747.2	3,175.0	(13)	(15)	8,900.1	10,030.6	(11)	(11)
Fee revenue[1]	1,962.6	2,374.7	(17)	(19)	6,130.3	7,139.2	(14)	(14)

Net income attributable to common shareholders	$250.1	$273.7	(9)%	(12)%	$402.5	$534.4	(25)%	(26)%
Adjusted net income attributable to common shareholders[1]	275.7	332.4	(17)	(20)	494.7	692.5	(29)	(30)

Diluted earnings per share	$4.80	$5.23	(8)%	(11)%	$7.70	$10.87	(29)%	(30)%
Adjusted diluted earnings per share[1]	5.29	6.35	(17)	(19)	9.46	14.09	(33)	(34)

Adjusted EBITDA[1]	$417.1	$494.1	(16)%	(18)%	$859.6	$1,116.1	(23)%	(24)%
Adjusted EBITDA, Real Estate Services	390.0	440.9	(12)	(14)	798.8	966.6	(17)	(18)
Adjusted EBITDA, LaSalle	27.1	54.0	(50)	(49)	60.8	150.4	(60)	(60)

Operating cash flows	$751.6	$735.3	2%	5%	$1,114.7	$483.8	n.m.	n.m.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release.
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JLL Reports Fourth-Quarter and Full-Year 2020 Results - Page 2
Consolidated 2020 Performance Highlights:

Consolidated ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC	Year Ended December 31,		% Change in USD	% Change in LC
	2020	2019			2020	2019
Leasing	$602.9	$817.9	(26)%	(27)%	$1,884.2	$2,524.0	(25)%	(25)%
Capital Markets	565.8	612.2	(8)	(9)	1,407.4	1,542.2	(9)	(9)
Property & Facility Management	2,541.1	2,477.9	3	1	9,485.4	9,364.7	1	2
Project & Development Services	757.4	1,002.2	(24)	(26)	2,530.1	3,121.5	(19)	(19)
Advisory, Consulting and Other	271.5	303.6	(11)	(13)	861.0	904.7	(5)	(5)
Real Estate Services (“RES”) revenue	$4,738.7	$5,213.8	(9)%	(10)%	$16,168.1	$17,457.1	(7)%	(7)%
LaSalle	106.7	186.7	(43)	(44)	421.8	526.1	(20)	(20)
Total revenue	$4,845.4	$5,400.5	(10)%	(12)%	$16,589.9	$17,983.2	(8)%	(8)%
Reimbursements	(2,098.2)	(2,225.5)	(6)	(7)	(7,689.8)	(7,952.6)	(3)	(3)
Revenue before reimbursements	$2,747.2	$3,175.0	(13)%	(15)%	$8,900.1	$10,030.6	(11)%	(11)%
Gross contract costs[1]	(739.7)	(796.5)	(7)	(9)	(2,703.2)	(2,870.2)	(6)	(6)
Net non-cash MSR and mortgage banking derivative activity	(44.9)	(3.8)	n.m.	n.m.	(66.6)	(21.2)	n.m.	n.m.
Total fee revenue[1]	$1,962.6	$2,374.7	(17)%	(19)%	$6,130.3	$7,139.2	(14)%	(14)%
Leasing	585.9	800.2	(27)	(28)	1,817.8	2,455.7	(26)	(26)
Capital Markets	512.9	592.8	(13)	(15)	1,309.2	1,477.5	(11)	(12)
Property & Facility Management	329.3	317.2	4	2	1,199.5	1,181.8	1	2
Project & Development Services	221.2	261.5	(15)	(17)	776.1	861.0	(10)	(10)
Advisory, Consulting and Other	212.0	222.8	(5)	(8)	627.0	660.3	(5)	(5)
RES fee revenue	1,861.3	2,194.5	(15)	(17)	5,729.6	6,636.3	(14)	(14)
LaSalle	101.3	180.2	(44)	(45)	400.7	502.9	(20)	(21)
Operating income	$328.8	$368.3	(11)%	(13)%	$559.1	$715.4	(22)%	(23)%
Equity earnings	$6.6	$4.0	65%	66%	$8.0	$36.3	(78)%	(78)%
Adjusted EBITDA[1]	$417.1	$494.1	(16)%	(18)%	$859.6	$1,116.1	(23)%	(24)%
n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Consolidated Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

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JLL Reports Fourth-Quarter and Full-Year 2020 Results - Page 3
The COVID-19 pandemic (the "pandemic") continued to disrupt JLL's operations into the fourth quarter, most significantly in transaction-based service lines. In response to the pandemic's sustained disruptions to revenue and business operations in the fourth quarter, the company continued various cost mitigation actions. Specifically, expense management actions delivered approximately $85 million of non-permanent cost savings this quarter (nearly $330 million for the full year), including $13 million related to various government relief programs around the world ($80 million for the full year). These non-permanent savings represent costs likely to return in future periods as the macroeconomic environment recovers. In addition, the company recognized certain non-cash benefits this quarter, including a $9.0 million decrease to loan loss credit reserves in the Americas and $8.1 million of equity earnings from fair value increases in LaSalle. Year to date, these non-cash items were a net $21.6 million increase to loan loss credit reserves and $12.4 million of equity losses in LaSalle.
Consistent with the trend of second and third quarters of 2020, fourth-quarter RES revenue and fee revenue declined across the geographic segments and most service lines, compared with 2019. Property & Facility Management grew modestly in 2020, primarily attributable to strength in the United States offsetting declines in EMEA. Lower Capital Markets and Leasing fee revenue reflected the sharp year-over-year drop in global market volumes. Refer to the segment performance highlights for additional details. Drivers of year-over-year changes in RES revenue and fee revenue for the full year were similar to the quarterly drivers discussed above. In addition, full-year Capital Markets included incremental revenue contributions in the first half of the year from the HFF acquisition.
The decline in LaSalle revenue for the fourth quarter and full year was substantially due to expected lower incentive fees compared to an exceptional 2019. Solid advisory fee performance for the year reflected strong capital raising during the trailing twelve months.
A net decrease in fourth-quarter and full-year restructuring and acquisition charges (including charges associated with the acquisition and integration of HFF) impacted diluted earnings per share but not adjusted diluted earnings per share, compared with the prior-year periods. Refer to Note 3 following the Financial Statements for further discussion.
Fourth-quarter adjusted EBITDA margin, calculated on a fee-revenue basis, was 21.3% in USD (21.1% in local currency), compared with 20.8% in 2019. The 50 basis-point net margin expansion was driven by cost mitigation actions partially offset by net dilution from RES, reflecting the decline in fee revenue, and lower incentive fees in LaSalle.
Full-year adjusted EBITDA margin, calculated on a fee-revenue basis, was 14.0% in USD (13.9% in local currency), compared with 15.6% last year. The 160 basis-point net reduction was driven by (i) lower transaction-based revenues in RES, (ii) the differential in LaSalle incentive fees and equity earnings/losses and (iii) the non-cash charge to increase loan loss credit reserves, partially offset by savings from cost mitigation actions.
Cash Flows, Balance Sheet and Share Repurchases:
Cash provided by operating activities was a record $1,114.7 million this year, compared with $483.8 million in 2019. The substantial increase in cash provided by operating activities was the result of strong cash collection on receivables, participation in government relief programs (including payment deferral opportunities for government cash obligations) and lower cash taxes paid in 2020. These items were partially offset by lower net income this year as well as increased incentive compensation paid in the first quarter of 2020 for 2019 performance.
Total net debt was $192 million as of December 31, 2020, representing decreases of nearly $560 million from September 30, 2020, and nearly $670 million from December 31, 2019. The significant decreases from the third quarter and prior year reflected the operating cash flow drivers noted above and resulted in no amounts drawn on the Credit Facility as of December 31, 2020.
Demonstrating the company's commitment to returning cash to shareholders over the long term, approximately 451,000 shares were repurchased for $50.0 million during the fourth quarter of 2020. For the full year, approximately 897,000 shares were repurchased for $100.0 million. In February 2021, the company’s Board of Directors authorized $500 million for share repurchases, an addition to the $100 million remaining from the 2019 approval.
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JLL Reports Fourth-Quarter and Full-Year 2020 Results - Page 4
Americas 2020 Performance Highlights:

Americas Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC	Year Ended December 31,		% Change in USD	% Change in LC
	2020	2019			2020	2019
Revenue	$2,872.3	$3,177.6	(10)%	(9)%	$10,005.2	$10,578.9	(5)%	(5)%
Reimbursements	(1,515.4)	(1,673.0)	(9)	(9)	(5,643.5)	(5,857.8)	(4)	(3)
Revenue before reimbursements	$1,356.9	$1,504.6	(10)%	(10)%	$4,361.7	$4,721.1	(8)%	(7)%
Gross contract costs[1]	(234.6)	(219.9)	7	7	(842.5)	(800.2)	5	7
Net non-cash MSR and mortgage banking derivative activity	(44.9)	(3.8)	n.m.	n.m.	(66.6)	(21.2)	n.m.	n.m.
Fee revenue[1]	$1,077.4	$1,280.9	(16)%	(16)%	$3,452.6	$3,899.7	(11)%	(11)%
Leasing	417.5	594.1	(30)	(30)	1,403.7	1,912.1	(27)	(26)
Capital Markets	327.7	355.7	(8)	(8)	881.3	888.7	(1)	(1)
Property & Facility Management	166.9	135.3	23	24	592.5	484.2	22	23
Project & Development Services	103.2	128.3	(20)	(19)	376.4	412.0	(9)	(8)
Advisory, Consulting and Other	62.1	67.5	(8)	(8)	198.7	202.7	(2)	(1)
Segment operating income	$279.2	$253.9	10%	10%	$535.9	$611.4	(12)%	(12)%
Equity (losses) earnings	$(1.4)	$0.1	n.m.	n.m.	$19.0	$1.7	n.m.	n.m.
Adjusted EBITDA[1]	$269.4	$288.3	(7)%	(6)%	$626.6	$719.4	(13)%	(13)%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Americas Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Similar to previous quarters this year, the pandemic negatively affected the Americas transaction-based service lines. Although U.S. Leasing revenue in the fourth quarter and full-year reflected a notable decrease in office volumes, industrial continued to see significant growth. Lower investment sales and debt placement activity drove the decline in Capital Markets revenue for the fourth quarter, partially offset by notable growth in multifamily origination and servicing fees as well as equity advisory. Full-year Capital Markets revenue included $211.5 million of incremental contributions in the first half of the year from HFF ($216.6 million of fee revenue) with organic fee revenue down 25% for the year. Property & Facility Management achieved significant revenue and fee revenue growth for the fourth quarter and full year driven by new property management and Corporate Solutions clients as well as expansions of existing Corporate Solutions client relationships.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 25.0% in USD and local currency for the quarter, compared with 22.5% in 2019. An estimated $62 million of non-permanent cost savings and growth in Property & Facility Management more than offset the margin decline attributable to transaction-based revenue.
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JLL Reports Fourth-Quarter and Full-Year 2020 Results - Page 5
EMEA 2020 Performance Highlights:

EMEA Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC	Year Ended December 31,		% Change in USD	% Change in LC
	2020	2019			2020	2019
Revenue	$966.9	$1,066.4	(9)%	(13)%	$3,092.8	$3,470.7	(11)%	(12)%
Reimbursements	(207.6)	(217.3)	(4)	(9)	(708.3)	(709.7)	—	(1)
Revenue before reimbursements	$759.3	$849.1	(11)%	(15)%	$2,384.5	$2,761.0	(14)%	(15)%
Gross contract costs[1]	(282.9)	(289.3)	(2)	(7)	(1,005.0)	(1,104.2)	(9)	(10)
Fee revenue[1]	$476.4	$559.8	(15)%	(19)%	$1,379.5	$1,656.8	(17)%	(18)%
Leasing	90.1	110.2	(18)	(23)	239.2	295.7	(19)	(21)
Capital Markets	129.5	156.5	(17)	(22)	313.7	391.5	(20)	(22)
Property & Facility Management	81.8	101.5	(19)	(22)	302.8	393.1	(23)	(23)
Project & Development Services	83.0	91.9	(10)	(14)	276.0	297.2	(7)	(8)
Advisory, Consulting and Other	92.0	99.7	(8)	(12)	247.8	279.3	(11)	(12)
Segment operating income (loss)	$40.6	$63.9	(36)%	(49)%	$(16.0)	$47.0	n.m.	n.m.
Equity losses	$(0.8)	$—	n.m.	n.m.	$—	$(1.0)	n.m.	n.m.
Adjusted EBITDA[1]	$53.9	$75.7	(29)%	(40)%	$27.3	$91.7	(70)%	(79)%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the EMEA Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

EMEA’s fourth-quarter and full-year revenue and fee revenue were significantly impacted by the pandemic. Capital Markets revenue declines for the quarter and year were most notable in Germany, France and Spain; certain geographies reflected resiliency and market outperformance in the fourth quarter. While continued depressed office market volumes drove lower Leasing revenue, particularly in the UK and Poland, strong performance in industrial partially offset this impact. The decline in Property & Facility Management fee revenue for the full year was primarily due to (i) approximately $52 million of lower fee revenue in the UK mobile engineering business (approximately $12 million for the quarter), largely the result of work delays from client office closures, and (ii) the absence of approximately $30 million of prior-year fee revenue relating to property management businesses in continental Europe that were sold in late 2019.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 11.3% in USD (9.9% in local currency), compared with 13.5% last year. The decline in profitability resulted primarily from lower revenue and losses on certain contracts, partially offset by a reduction to the allowance for bad debts.
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JLL Reports Fourth-Quarter and Full-Year 2020 Results - Page 6
Asia Pacific 2020 Performance Highlights:

Asia Pacific Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC	Year Ended December 31,		% Change in USD	% Change in LC
	2020	2019			2020	2019
Revenue	$899.5	$969.8	(7)%	(10)%	$3,070.1	$3,407.5	(10)%	(10)%
Reimbursements	(374.1)	(332.9)	12	8	(1,333.2)	(1,377.2)	(3)	(3)
Revenue before reimbursements	$525.4	$636.9	(18)%	(20)%	$1,736.9	$2,030.3	(14)%	(14)%
Gross contract costs[1]	(217.9)	(283.1)	(23)	(24)	(839.4)	(950.5)	(12)	(11)
Fee revenue[1]	$307.5	$353.8	(13)%	(16)%	$897.5	$1,079.8	(17)%	(17)%
Leasing	78.3	95.9	(18)	(21)	174.9	247.9	(29)	(30)
Capital Markets	55.7	80.6	(31)	(34)	114.2	197.3	(42)	(43)
Property & Facility Management	80.6	80.4	—	(3)	304.2	304.5	—	—
Project & Development Services	35.0	41.3	(15)	(18)	123.7	151.8	(19)	(18)
Advisory, Consulting and Other	57.9	55.6	4	(1)	180.5	178.3	1	1
Segment operating income	$58.3	$69.2	(16)%	(19)%	$115.0	$127.3	(10)%	(12)%
Equity earnings	$0.7	$0.9	(22)%	(25)%	$1.4	$2.3	(39)%	(38)%
Adjusted EBITDA[1]	$66.7	$76.9	(13)%	(17)%	$144.9	$155.5	(7)%	(9)%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Asia Pacific Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Consistent with the second and third quarters, Asia Pacific's transaction-based revenue was meaningfully impacted by the pandemic. Capital Markets revenue declines were most notable in Singapore and Japan for the fourth quarter and also Greater China on a year-to-date basis. This reflected a decline in market volumes and shift in deal activity away from large transactions. Leasing fee revenue continued to gain momentum as office leasing activity increased compared with the second and third quarters, though market volumes remained down compared with 2019. Property & Facility Management revenue and fee revenue was resilient for the fourth quarter and full year as property management and Corporate Solutions teams partnered with clients to execute on enhanced facilities management in an environment of increased complexity brought on by the pandemic.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 21.7% in USD and local currency for the quarter, equal to 2019. The consistent margin performance was primarily due to approximately $16 million of non-permanent cost savings, including government relief programs, as well as lower fixed expenses from cost mitigation actions taken throughout 2020. These expense savings offset the margin dilution attributable to the decline in transaction-based revenue.
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JLL Reports Fourth-Quarter and Full-Year 2020 Results - Page 7
LaSalle 2020 Performance Highlights:

LaSalle ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC	Year Ended December 31,		% Change in USD	% Change in LC
	2020	2019			2020	2019
Revenue	$106.7	$186.7	(43)%	(44)%	$421.8	$526.1	(20)%	(20)%
Reimbursements(a)	(1.1)	(2.3)	(52)	(55)	(4.8)	(7.9)	(39)	(40)
Revenue before reimbursements	$105.6	$184.4	(43)%	(44)%	$417.0	$518.2	(20)%	(20)%
Gross contract costs(a)	(4.3)	(4.2)	2	3	(16.3)	(15.3)	7	7
Fee revenue[1]	$101.3	$180.2	(44)%	(45)%	$400.7	$502.9	(20)%	(21)%
Advisory fees(a)	81.2	87.0	(7)	(9)	320.7	314.2	2	1
Transaction fees & other(a)	6.5	13.4	(51)	(53)	38.5	50.3	(23)	(24)
Incentive fees	13.6	79.8	(83)	(83)	41.5	138.4	(70)	(70)
Segment operating income	$17.3	$51.4	(66)%	(66)%	$66.6	$114.1	(42)%	(42)%
Equity earnings (losses)	$8.1	$3.0	n.m.	n.m.	$(12.4)	$33.3	n.m.	n.m.
Adjusted EBITDA[1]	$27.1	$54.0	(50)%	(49)%	$60.8	$150.4	(60)%	(60)%
(a) Gross contract costs are primarily within Advisory fees and Reimbursements are primarily within Other.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the LaSalle Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

The expected decline in incentive fees, following an exceptional 2019, was the primary driver of lower fee revenue for the fourth quarter and full year. The decrease in fourth-quarter advisory fees was largely driven by $4.0 million of one-time fees in the prior year. However, strong private equity capital raising over the trailing twelve months more than offset such declines for the full year.
Net equity losses for the full year reflected decreases to the estimated fair value of underlying real estate investments, a direct result of the pandemic's impact on expected real estate prices.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 26.8% in USD (27.6% in local currency), compared with 30.0% last year. The margin decline was substantially driven by lower incentive fees coupled with deferred compensation expense related to prior-years' incentive fees, partially offset by higher equity earnings and the impact of cost mitigation actions taken throughout 2020.
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JLL Reports Fourth-Quarter and Full-Year 2020 Results - Page 8
About JLL
JLL (NYSE: JLL) is a leading professional services firm that specializes in real estate and investment management. JLL shapes the future of real estate for a better world by using the most advanced technology to create rewarding opportunities, amazing spaces and sustainable real estate solutions for our clients, our people and our communities. JLL is a Fortune 500 company with annual revenue of $16.6 billion, operations in over 80 countries and a global workforce of more than 91,000 as of December 31, 2020. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit ir.jll.com.

Connect with us

Live Webcast	Conference Call
Management will offer a live webcast for shareholders, analysts and investment professionals on Tuesday, February 9, 2021, at 9:00 a.m. Eastern. Following the live broadcast, an audio replay will be available for download or stream.
The link to the live webcast and audio replay can be accessed at the Investor Relations website: ir.jll.com.
Refer to ir.jll.com for a registration link to receive unique credentials to access the presentation of earnings via phone.

Supplemental Information	Contact
Supplemental information regarding the fourth quarter 2020 earnings call has been posted to the Investor Relations section of JLL's website: ir.jll.com.	If you have any questions, please contact Chris Stent, Executive Managing Director of Investor Relations and Corporate Finance:
	Phone:	+1 312 252 8943
	E-mail:	JLLInvestorRelations@am.jll.com
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans, objectives and dividend payments may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors, including but not limited to, the material adverse effect that the pandemic is having on JLL's business, which may cause the company's actual results, performance, achievements, plans, objectives and dividend payments to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to the company's business in general, please refer to those factors discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in the company's Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, and other reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, management expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in expectations or results, or any change in events.
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JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except share and per share data)	2020	2019	2020	2019

Revenue before reimbursements	$2,747.2	$3,175.0	$8,900.1	$10,030.6
Reimbursements	2,098.2	2,225.5	7,689.8	7,952.6
Total Revenue	$4,845.4	$5,400.5	$16,589.9	$17,983.2

Operating expenses:
Compensation and benefits	$1,570.3	$1,805.5	$5,268.8	$5,812.7
Operating, administrative and other	721.9	874.3	2,703.4	3,115.7
Reimbursed expenses	2,098.2	2,225.5	7,689.8	7,952.6
Depreciation and amortization	59.6	56.8	226.4	202.4
Restructuring and acquisition charges[3]	66.6	70.1	142.4	184.4
Total operating expenses	4,516.6	5,032.2	16,030.8	17,267.8

Operating income	328.8	368.3	559.1	715.4

Interest expense, net of interest income	11.0	15.2	52.8	56.4
Equity earnings	6.6	4.0	8.0	36.3
Other income	6.5	1.1	15.3	2.3

Income before income taxes and noncontrolling interest	330.9	358.2	529.6	697.6
Income tax provision	74.7	82.1	106.9	159.7
Net income	256.2	276.1	422.7	537.9

Net income attributable to noncontrolling interest	6.1	1.7	20.2	2.6
Net income attributable to the company	$250.1	$274.4	$402.5	$535.3

Dividends on unvested common stock, net of tax benefit	—	0.7	—	0.9
Net income attributable to common shareholders	$250.1	$273.7	$402.5	$534.4

Basic earnings per common share	$4.88	$5.31	$7.79	$10.98
Basic weighted average shares outstanding (in 000's)	51,222	51,542	51,683	48,647

Diluted earnings per common share	$4.80	$5.23	$7.70	$10.87
Diluted weighted average shares outstanding (in 000's)	52,075	52,368	52,282	49,154

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2020	2019	2020	2019
AMERICAS - REAL ESTATE SERVICES
Compensation, operating and administrative expenses	$1,039.2	$1,213.1	$3,674.4	$3,983.2
Depreciation and amortization	38.5	37.6	151.4	126.5
Total segment operating expenses, excluding reimbursed	1,077.7	1,250.7	3,825.8	4,109.7
Gross contract costs[1]	(234.6)	(219.9)	(842.5)	(800.2)
Total fee-based segment operating expenses	$843.1	$1,030.8	$2,983.3	$3,309.5

Segment operating income	$279.2	$253.9	$535.9	$611.4
Equity (losses) earnings	(1.4)	0.1	19.0	1.7
Total segment income	277.8	254.0	554.9	613.1
Add:
Depreciation and amortization	38.5	37.6	151.4	126.5
Other income	4.2	—	7.3	—
Net (income) loss attributable to noncontrolling interest	(6.2)	0.5	(20.4)	1.0
Adjustments:
Net non-cash MSR and mortgage banking derivative activity	(44.9)	(3.8)	(66.6)	(21.2)
Adjusted EBITDA[1]	$269.4	$288.3	$626.6	$719.4

EMEA - REAL ESTATE SERVICES
Compensation, operating and administrative expenses	$706.7	$774.8	$2,360.5	$2,670.9
Depreciation and amortization	12.0	10.4	40.0	43.1
Total segment operating expenses, excluding reimbursed	718.7	785.2	2,400.5	2,714.0
Gross contract costs[1]	(282.9)	(289.3)	(1,005.0)	(1,104.2)
Total fee-based segment operating expenses	$435.8	$495.9	$1,395.5	$1,609.8

Segment operating income (loss)	$40.6	$63.9	$(16.0)	$47.0
Equity losses	(0.8)	—	—	(1.0)
Total segment income (loss)	39.8	63.9	(16.0)	46.0
Add:
Depreciation and amortization	12.0	10.4	40.0	43.1
Other income	2.1	1.3	8.2	2.7
Net loss (income) attributable to noncontrolling interest	—	0.1	(0.1)	(0.1)
Adjustments:
Gain on disposition	—	—	(4.8)	—
Adjusted EBITDA[1]	$53.9	$75.7	$27.3	$91.7

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2020	2019	2020	2019
ASIA PACIFIC - REAL ESTATE SERVICES
Compensation, operating and administrative expenses	$459.8	$560.6	$1,594.1	$1,876.6
Depreciation and amortization	7.3	7.1	27.8	26.4
Total segment operating expenses, excluding reimbursed	467.1	567.7	1,621.9	1,903.0
Gross contract costs[1]	(217.9)	(283.1)	(839.4)	(950.5)
Total fee-based segment operating expenses	$249.2	$284.6	$782.5	$952.5

Segment operating income	$58.3	$69.2	$115.0	$127.3
Equity earnings	0.7	0.9	1.4	2.3
Total segment income	59.0	70.1	116.4	129.6
Add:
Depreciation and amortization	7.3	7.1	27.8	26.4
Other income (expense)	0.4	—	0.7	(0.2)
Net income attributable to noncontrolling interest	—	(0.3)	—	(0.3)
Adjusted EBITDA[1]	$66.7	$76.9	$144.9	$155.5

LASALLE
Compensation, operating and administrative expenses	$86.5	$131.3	$343.2	$397.7
Depreciation and amortization	1.8	1.7	7.2	6.4
Total segment operating expenses, excluding reimbursed	88.3	133.0	350.4	404.1
Gross contract costs[1]	(4.3)	(4.2)	(16.3)	(15.3)
Total fee-based segment operating expenses	$84.0	$128.8	$334.1	$388.8

Segment operating income	$17.3	$51.4	$66.6	$114.1
Equity earnings (losses)	8.1	3.0	(12.4)	33.3
Total segment income	25.4	54.4	54.2	147.4
Add:
Depreciation and amortization	1.8	1.7	7.2	6.4
Other expense	(0.2)	(0.1)	(0.9)	(0.3)
Net loss (income) attributable to noncontrolling interest	0.1	(2.0)	0.3	(3.1)
Adjusted EBITDA[1]	$27.1	$54.0	$60.8	$150.4

JONES LANG LASALLE INCORPORATED
Summarized Consolidated Statements of Cash Flows (Unaudited)
	Year Ended December 31,
(in millions)	2020	2019

Cash provided by operating activities	$1,114.7	$483.8

Cash used in investing activities	(170.6)	(1,049.7)

Cash (used in) provided by financing activities	(771.2)	584.6

Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	14.8	(0.8)

Net change in cash, cash equivalents and restricted cash	$187.7	$17.9

Cash, cash equivalents and restricted cash, beginning of year	652.1	634.2

Cash, cash equivalents and restricted cash, end of period	$839.8	$652.1

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets

	December 31,	December 31,		December 31,	December 31,
(in millions, except share and per share data)	2020	2019		2020	2019
ASSETS	(Unaudited)		LIABILITIES AND EQUITY	(Unaudited)
Current assets:			Current liabilities:
Cash and cash equivalents	$574.3	$451.9	Accounts payable and accrued liabilities	$1,229.8	$1,289.4
Trade receivables, net of allowance	1,636.1	2,034.3	Reimbursable payables	1,154.5	1,245.8
Notes and other receivables	469.9	472.8	Accrued compensation & benefits	1,433.2	1,729.2
Reimbursable receivables	1,461.3	1,671.2	Short-term borrowings	62.0	120.1
Warehouse receivables	1,529.2	527.1	Short-term contract liability and deferred income	192.9	158.8
Short-term contract assets, net of allowance	265.8	333.4	Short-term acquisition-related obligations	91.7	74.4
Prepaid and other	517.1	377.9	Warehouse facilities	1,498.4	515.9
Total current assets	6,453.7	5,868.6	Short-term operating lease liability	165.7	153.4
Property and equipment, net of accumulated depreciation	663.9	701.9	Other	299.6	203.2
Operating lease right-of-use asset	707.4	804.4	Total current liabilities	6,127.8	5,490.2
Goodwill	4,224.7	4,168.2	Noncurrent liabilities:
Identified intangibles, net of accumulated amortization	679.8	682.6	Credit facility, net of debt issuance costs (a)	(8.7)	512.7
Investments in real estate ventures	430.8	404.2	Long-term debt, net of debt issuance costs	702.0	664.6
Long-term receivables	231.1	250.2	Long-term deferred tax liabilities, net	120.0	106.0
Deferred tax assets, net	296.5	245.4	Deferred compensation	450.0	374.3
Deferred compensation plans	446.3	349.9	Long-term acquisition-related obligations	26.2	124.1
Other	182.3	197.2	Long-term operating lease liability	683.9	751.2
Total assets	$14,316.5	$13,672.6	Other	597.5	436.2
			Total liabilities	$8,698.7	$8,459.3

			Redeemable noncontrolling interest	$7.8	$8.6

			Company shareholders' equity:
			Common stock	0.5	0.5
			Additional paid-in capital	2,023.3	1,962.8
			Retained earnings	3,975.9	3,588.3
			Treasury stock	(96.1)	—
			Shares held in trust	(5.6)	(5.7)
			Accumulated other comprehensive loss	(377.2)	(427.8)
			Total company shareholders' equity	5,520.8	5,118.1
			Noncontrolling interest	89.2	86.6
			Total equity	5,610.0	5,204.7
			Total liabilities and equity	$14,316.5	$13,672.6

Please reference accompanying financial statement notes.
(a) As there was no outstanding balance on the Credit facility as of December 31, 2020, the negative liability reflects unamortized debt issuance costs.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes
1.    Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:
(i)Fee revenue and Fee-based operating expenses,
(ii)Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA") and Adjusted EBITDA margin,
(iii)Adjusted net income attributable to common shareholders and Adjusted diluted earnings per share, and
(iv)Percentage changes against prior periods, presented on a local currency basis.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Any measure that eliminates components of a company’s capital structure, cost of operations or investments, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Gross Contract Costs represent certain costs associated with client-dedicated employees and third-party vendors and subcontractors and are indirectly reimbursed through the fees the Company receives. These costs are presented on a gross basis in Operating expenses with the equal amount of corresponding fees in Revenue before reimbursements. Consistent with the treatment of directly reimbursed expenses, excluding gross contract costs from both Fee revenue and Fee-based operating expenses more accurately reflects how the company manages its expense base and operating margins and also enables a more consistent performance assessment across a portfolio of contracts with varying payment terms and structures, including those with direct versus indirect reimbursement of such costs.
Net Non-Cash Mortgage Servicing Rights ("MSR") and Mortgage Banking Derivative Activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets service line of the Americas segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.

Restructuring and Acquisition Charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition, transaction and integration-related charges, including fair value adjustments, which are generally non-cash in the periods such adjustments are made, to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore not a line item in the segments’ reconciliation to Adjusted EBITDA.
Amortization of Acquisition-Related Intangibles, primarily composed of the estimated fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and relationships, and trade name, is more notable following the company's increase in acquisition activity in recent years. Such non-cash activity is excluded as the change in period-over-period activity is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results.
Gain on Disposition reflects the net gain recognized on the sale of property management businesses in continental Europe. Given the low frequency of business disposals by the company historically, the gain directly associated with such activity is excluded as it is not considered indicative of core operating performance.
Change in estimated liability associated with Tax Cuts and Jobs Act reflects the changes to the to the provisional amounts recorded in 2017 for the transition tax on the deemed repatriated earnings of foreign subsidiaries and the remeasurement of U.S. deferred tax assets. Such activity is excluded as the amount relates predominantly to accumulated foreign earnings, net of tax credits, realized over many years with cash obligations to be paid over an eight-year period. Therefore, these amounts are not considered indicative of core operating results.
Reconciliation of Non-GAAP Financial Measures
Below are reconciliations of (i) Revenue to Fee revenue and (ii) Operating expenses to Fee-based operating expenses:

	Three months ended December 31,		Year ended December 31,
($ in millions)	2020	2019	2020	2019

Revenue	$4,845.4	$5,400.5	$16,589.9	$17,983.2
Reimbursements	(2,098.2)	(2,225.5)	(7,689.8)	(7,952.6)
Revenue before reimbursements	2,747.2	3,175.0	8,900.1	10,030.6
Gross contract costs	(739.7)	(796.5)	(2,703.2)	(2,870.2)
Net non-cash MSR and mortgage banking derivative activity	(44.9)	(3.8)	(66.6)	(21.2)
Fee revenue	$1,962.6	$2,374.7	$6,130.3	$7,139.2

Operating expenses	$4,516.6	$5,032.2	$16,030.8	$17,267.8
Reimbursed expenses	(2,098.2)	(2,225.5)	(7,689.8)	(7,952.6)
Gross contract costs	(739.7)	(796.5)	(2,703.2)	(2,870.2)
Fee-based operating expenses	$1,678.7	$2,010.2	$5,637.8	$6,445.0

Below is (i) a reconciliation of Net income attributable to common shareholders to EBITDA and Adjusted EBITDA, (ii) the Net income margin attributable to common shareholders (against Revenue before reimbursements), and (iii) the Adjusted EBITDA margin (presented on a local currency and on a fee-revenue basis). Following this is the (i) reconciliation to adjusted net income and (ii) components of adjusted diluted earnings per share.

	Three months ended December 31,		Year ended December 31,
($ in millions)	2020	2019	2020	2019

Net income attributable to common shareholders	$250.1	$273.7	$402.5	$534.4
Add:
Interest expense, net of interest income	11.0	15.2	52.8	56.4
Provision for income taxes	74.7	82.1	106.9	159.7
Depreciation and amortization	59.6	56.8	226.4	202.4
EBITDA	$395.4	$427.8	$788.6	$952.9
Adjustments:
Restructuring and acquisition charges[3]	66.6	70.1	142.4	184.4
Gain on disposition	—	—	(4.8)	—
Net non-cash MSR and mortgage banking derivative activity	(44.9)	(3.8)	(66.6)	(21.2)
Adjusted EBITDA	$417.1	$494.1	$859.6	$1,116.1
Net income margin attributable to common shareholders	9.1%	8.6%	4.5%	5.3%
Adjusted EBITDA margin	21.1%	20.8%	13.9%	15.6%

	Three months ended December 31,		Year ended December 31,
(In millions, except share and per share data)	2020	2019	2020	2019

Net income attributable to common shareholders	$250.1	$273.7	$402.5	$534.4
Diluted shares (in thousands)	52,075	52,368	52,282	49,154
Diluted earnings per share	$4.80	$5.23	$7.70	$10.87

Net income attributable to common shareholders	$250.1	$273.7	$402.5	$534.4
Adjustments:
Restructuring and acquisition charges[3]	66.6	70.1	142.4	184.4
Net non-cash MSR and mortgage banking derivative activity	(44.9)	(3.8)	(66.6)	(21.2)
Amortization of acquisition-related intangibles	13.8	14.8	57.1	44.8
Gain on disposition	—	—	(4.8)	—
Change in estimated liability associated with Tax Cuts and Jobs Act	—	(4.3)	—	(4.3)
Tax impact of adjusted items(a)	(9.9)	(18.1)	(35.9)	(45.6)
Adjusted net income attributable to common shareholders	$275.7	$332.4	$494.7	$692.5
Diluted shares (in thousands)	52,075	52,368	52,282	49,154
Adjusted diluted earnings per share	$5.29	$6.35	$9.46	$14.09
(a) For all quarters of 2020 and the second and fourth quarters of 2019, the tax impact of adjusted items was calculated using the applicable statutory rates by tax jurisdiction. The tax impact of adjusted items for the first and third quarters of 2019 was calculated using the consolidated effective tax rate as this was deemed to approximate the tax impact of adjusted items calculated using applicable statutory tax rates.

Operating Results - Local Currency
In discussing operating results, the company reports Adjusted EBITDA margins and refers to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. Management believes this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations.
The following table reflects the reconciliation to local currency amounts for consolidated (i) revenue, (ii) fee revenue, (iii) operating income and (iv) Adjusted EBITDA.

	Three Months Ended December 31,		Year Ended December 31,
($ in millions)	2020	% Change	2020	% Change
Revenue:
At current period exchange rates	$4,845.4	(10)%	$16,589.9	(8)%
Impact of change in exchange rates	(70.7)	n/a	10.7	n/a
At comparative period exchange rates	$4,774.7	(12)%	$16,600.6	(8)%

Fee revenue:
At current period exchange rates	$1,962.6	(17)%	$6,130.3	(14)%
Impact of change in exchange rates	(33.5)	n/a	(10.3)	n/a
At comparative period exchange rates	$1,929.1	(19)%	$6,120.0	(14)%

Operating income:
At current period exchange rates	$328.8	(11)%	$559.1	(22)%
Impact of change in exchange rates	(8.7)	n/a	(10.2)	n/a
At comparative period exchange rates	$320.1	(13)%	$548.9	(23)%

Adjusted EBITDA:
At current period exchange rates	$417.1	(16)%	$859.6	(23)%
Impact of change in exchange rates	(10.4)	n/a	(10.1)	n/a
At comparative period exchange rates	$406.7	(18)%	$849.5	(24)%
2.    Each geographic segment offers the company's full range of RES businesses consisting primarily of (i) tenant representation and agency leasing, (ii) capital markets, (iii) property management and facilities management, (iv) project and development services, and (v) advisory, consulting and valuations services. LaSalle provides investment management services to institutional investors and high-net-worth individuals.

3.    Restructuring and acquisition charges are excluded from the company's measure of segment operating results, although they are included within consolidated Operating income calculated in accordance with GAAP. For purposes of segment operating results, the allocation of restructuring and acquisition charges to the segments is not a component of management’s assessment of segment performance.
    The table below shows restructuring and acquisition charges, including the portion related to the acquisition and integration of HFF (transaction/deal costs, retention and severance expense, early lease termination costs, and other integration expenses). The increase in severance and other employment-related charges reflected cost mitigation actions taken across the globe in response to the pandemic.

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2020	2019	2020	2019
Severance and other employment-related charges	$41.4	$13.5	$69.0	$31.1
Restructuring, pre-acquisition and post-acquisition charges	31.8	48.9	88.2	124.9
Fair value adjustments that resulted in a net (decrease) increase to earn-out liabilities from prior-period acquisition activity	(6.6)	7.7	(14.8)	28.4
Total restructuring & acquisition charges	$66.6	$70.1	$142.4	$184.4
Portion of total restructuring & acquisition charges related to the acquisition and integration of HFF	$20.7	$45.3	$75.9	$115.1
4.    The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the company's Form 10-K for the year ended December 31, 2020, to be filed with the SEC in the near future.
5.    As of December 31, 2020, LaSalle had $68.9 billion of real estate assets under management (AUM), composed of $32.5 billion invested in fund management, $32.1 billion invested in separate accounts and $4.3 billion invested in public securities. The geographic distribution of separate accounts and fund management investments was $21.9 billion in North America, $15.5 billion in the UK, $12.3 billion in Asia Pacific and $8.9 billion in continental Europe. The remaining $6.0 billion relates to Global Partner Solutions which is a global business line.
    AUM increased 5% in USD (3% in local currency) from $65.7 billion as of September 30, 2020. The increase in AUM resulted from (i) $2.9 billion of acquisitions, (ii) $1.5 billion of foreign currency increases (iii) $0.5 billion of net valuation increases, partially offset by (iv) $1.7 billion of dispositions and withdrawals.
    Assets under management data for separate accounts and fund management amounts are reported on a one-quarter lag. In addition, LaSalle raised $1.6 billion and $6.1 billion in private equity capital for the quarter and year ended December 31, 2020, respectively.
6.    EMEA: Europe, Middle East and Africa. MENA: Middle East and North Africa. Greater China: China, Hong Kong, Macau and Taiwan.
7.    n/m: not meaningful, represented by a percentage change of greater than 100%, favorably or unfavorably.

Appendix: Revenue, Revenue before Reimbursements and Fee Revenue by Service Line

	Three months ended December 31, 2020				Three months ended December 31, 2019
(in millions)	Americas	EMEA	Asia Pacific	Total	Americas	EMEA	Asia Pacific	Total
Revenue
Leasing	$429.0	92.3	81.6	$602.9	$606.2	112.4	99.3	$817.9
Capital Markets	373.0	134.2	58.6	565.8	361.1	163.2	87.9	612.2
Property & Facility Management	1,546.6	412.4	582.1	2,541.1	1,488.7	414.6	574.6	2,477.9
Project & Development Services	415.6	227.3	114.5	757.4	598.1	270.4	133.7	1,002.2
Advisory, Consulting and Other	108.1	100.7	62.7	271.5	123.5	105.8	74.3	303.6
RES revenue	$2,872.3	966.9	899.5	$4,738.7	$3,177.6	1,066.4	969.8	$5,213.8
LaSalle				106.7				186.7
Consolidated revenue				$4,845.4				$5,400.5

Revenue before reimbursements
Leasing	$425.3	92.2	81.6	$599.1	$602.6	112.4	99.2	$814.2
Capital Markets	372.8	134.1	57.4	564.3	359.1	163.1	86.1	608.3
Property & Facility Management	321.2	210.5	246.6	778.3	274.2	216.6	268.5	759.3
Project & Development Services	145.5	222.4	77.6	445.5	167.8	253.3	107.4	528.5
Advisory, Consulting and Other	92.1	100.1	62.2	254.4	100.9	103.7	75.7	280.3
RES revenue before reimbursements	$1,356.9	759.3	525.4	$2,641.6	$1,504.6	849.1	636.9	$2,990.6
LaSalle				105.6				184.4
Consolidated revenue before reimbursements				$2,747.2				$3,175.0

Fee revenue
Leasing	$417.5	90.1	78.3	$585.9	$594.1	110.2	95.9	$800.2
Capital Markets	327.7	129.5	55.7	512.9	355.7	156.5	80.6	592.8
Property & Facility Management	166.9	81.8	80.6	329.3	135.3	101.5	80.4	317.2
Project & Development Services	103.2	83.0	35.0	221.2	128.3	91.9	41.3	261.5
Advisory, Consulting and Other	62.1	92.0	57.9	212.0	67.5	99.7	55.6	222.8
RES fee revenue	$1,077.4	476.4	307.5	$1,861.3	$1,280.9	559.8	353.8	$2,194.5
LaSalle				101.3				180.2
Consolidated fee revenue				$1,962.6				$2,374.7

Appendix: Revenue, Revenue before Reimbursements and Fee Revenue by Service Line (continued)

	Year ended December 31, 2020				Year ended December 31, 2019
(in millions)	Americas	EMEA	Asia Pacific	Total	Americas	EMEA	Asia Pacific	Total
Revenue
Leasing	$1,451.2	245.6	187.4	$1,884.2	$1,960.5	302.7	260.8	$2,524.0
Capital Markets	952.0	330.7	124.7	1,407.4	914.2	411.9	216.1	1,542.2
Property & Facility Management	5,878.2	1,456.6	2,150.6	9,485.4	5,607.9	1,551.6	2,205.2	9,364.7
Project & Development Services	1,333.5	785.6	411.0	2,530.1	1,689.6	904.3	527.6	3,121.5
Advisory, Consulting and Other	390.3	274.3	196.4	861.0	406.7	300.2	197.8	904.7
RES revenue	$10,005.2	3,092.8	3,070.1	$16,168.1	$10,578.9	3,470.7	3,407.5	$17,457.1
LaSalle				421.8				526.1
Consolidated revenue				$16,589.9				$17,983.2

Revenue before reimbursements
Leasing	$1,436.7	245.2	187.3	$1,869.2	$1,946.5	302.4	259.9	$2,508.8
Capital Markets	949.8	330.5	119.7	1,400.0	909.8	411.3	210.6	1,531.7
Property & Facility Management	1,149.0	770.5	945.4	2,864.9	991.7	882.9	978.6	2,853.2
Project & Development Services	496.8	766.7	289.6	1,553.1	542.5	866.7	373.9	1,783.1
Advisory, Consulting and Other	329.4	271.6	194.9	795.9	330.6	297.7	207.3	835.6
RES revenue before reimbursements	$4,361.7	2,384.5	1,736.9	$8,483.1	$4,721.1	2,761.0	2,030.3	$9,512.4
LaSalle				417.0				518.2
Consolidated revenue before reimbursements				$8,900.1				$10,030.6

Fee revenue
Leasing	$1,403.7	239.2	174.9	$1,817.8	$1,912.1	295.7	247.9	$2,455.7
Capital Markets	881.3	313.7	114.2	1,309.2	888.7	391.5	197.3	1,477.5
Property & Facility Management	592.5	302.8	304.2	1,199.5	484.2	393.1	304.5	1,181.8
Project & Development Services	376.4	276.0	123.7	776.1	412.0	297.2	151.8	861.0
Advisory, Consulting and Other	198.7	247.8	180.5	627.0	202.7	279.3	178.3	660.3
RES fee revenue	$3,452.6	1,379.5	897.5	$5,729.6	$3,899.7	1,656.8	1,079.8	$6,636.3
LaSalle				400.7				502.9
Consolidated fee revenue				$6,130.3				$7,139.2